Exhibit 21
SUBSIDIARIES OF TEMPLE-INLAND INC.
All Subsidiaries are wholly-owned unless noted otherwise.

Jurisdiction of
Subsidiary Name	Incorporation
Temple-Inland Container Holding Company	Delaware
Inland Investments L.L.C.	Delaware
Temple-Inland Resource Company	Nevada
Temple-Inland Funding Corporation	Nevada
TIN Inc.	Delaware
Angelina Free Press, Inc., The	Texas
Del-Tin Fiber L.L.C. (50%)	Delaware
Gaylord Central National, Inc.
Gaylord Chemical Corporation	Delaware
Gaylord Container de Mexico, S.A. de C.V.	Mexico
Gaylord-USF Gasification 2020, LLC (50%)	Arkansas
El Morro Corrugated Box Corporation	Delaware
El Morro Corrugated Box Corporation	Puerto Rico
Georgia Kraft Company	Delaware
Sabine River & Northern Railroad Company	Texas
Harima M.I.D, Inc. (25%)	Japan
InBoxed.com Inc.	Delaware
Inland International Holding Company	Delaware
CLS, S.A. de C.V.	Mexico
Crockett Baja, S.A. de C.V.	Mexico
Inland Corrugados de Mexico, S.A. de C.V.	Mexico
Grupo Inland, S.A. de C.V.	Mexico
Inland Corrugados de Monterrey, S.A. de C.V.	Mexico
IM Servicios, S.A. de C.V.	Mexico
Inland Paper Company, Inc.	Indiana
Premier Boxboard L.L.C. (50%)	Delaware
Sabine Investment Company of Texas, Inc.	Texas
Schiffenhaus California, LLC (25%)	Delaware
Scotch Investment Company	Texas
Templar Essex Inc	Delaware
Temple Associates, Inc.	Texas
Temple Gypsum Company	Nevada
Standard Gypsum L.P.	Delaware
Temple-Inland Forest Products International Inc.	Delaware
507789 N.B. Ltd.	New Brunswick
Plantaciones Forestales del Sureste, S.A. de C.V	Mexico
Temple-Inland Premier Holding Company	Delaware
Temple-Inland Real Estate and Land Corporation	Delaware
Temple Land and Real Estate L.P.	Delaware
Temple-Inland Real Estate Group LLC	Delaware
Lumbermen’s Investment Corporation	Delaware
CCRHD Limited Partnership (75%)	Delaware

Exhibit 21
SUBSIDIARIES OF TEMPLE-INLAND INC.
All Subsidiaries are wholly-owned unless noted otherwise.

CL Realty, L.L.C. (50%)	Delaware
LIC Ventures Inc.	Delaware
Sabine Investment Company	Delaware
Double Horn Water Supply Corporation, Inc.	Texas
Sabine Real Estate Company	Delaware
Temple-Inland Life Inc.	Nevada
Temple-Inland Insurance Corporation	Delaware
Top of Westgate, Inc.	Texas
CCA Hospitality, Inc.	Texas
Temple-Inland Realty Inc.	Delaware
Temco Associates, LLC (50%)	Georgia
Temple-Inland Land and Timber LLC	Delaware
Temple-Inland Trading Company	Delaware
Texas South-Eastern Railroad Company	Texas
Temple-Inland Financial Services Inc.	Delaware
Guaranty Holdings Inc. I	Delaware
Guaranty Bank	Federal
Guaranty Business Credit Corporation	Delaware
American Finance Group, Inc.	Delaware
Guaranty California Insurance Services Inc.	California
Guaranty Insurance Services, Inc.	Texas
J.E.C. Insurance Services, Inc.	California
Premium Acceptance Corporation	Texas
Guaranty Plus Holding Company	Nevada
Guaranty Plus Properties Inc. — I	Delaware
Guaranty Residential Lending, Inc.	Nevada
RWHC, Inc.	Nevada
Guaranty Preferred Capital Corporation	Nevada
Guaranty Preferred Capital Corporation II	Nevada
TMF Holding Inc.	Delaware
LIC Investments Inc.	Delaware
IBHC Inc.	Delaware
Sunbelt Insurance Company	Texas
Stanford Realty Advisors, Inc.	Delaware
Temple-Inland Capital Inc.	Delaware